                                                                                                  Exhibit 11
------------------------------------------------------------------------------------------------------------





COMPUTATION OF NET INCOME PER SHARE
------------------------------------------------------------------------------------------------------------

                                               Quarter Ended                       Nine Months Ended
                                       Sept. 30, 1995   Sept. 30, 1994     Sept. 30, 1995    Sept. 30, 1994
------------------------------------------------------------------------------------------------------------



PRIMARY

Computation of income per common
 and common equivalent share:

Net income (loss)                         $    96,556    $  (842,675)       $  (143,614)    $(1,085,662)
                                          ===========     ===========        ===========    ===========

Average shares outstanding                  3,307,822      3,253,761          3,299,353      3,240,681

Add shares applicable to stock
 options & warrants (1)                       192,558          --                 --              --

Add shares  applicable to stock options
& warrants prior to  conversion,  using
 average market price prior to
 conversion (1)                                 1,096          --                 --             --

                                          -----------   -----------         -----------    -----------

 Total shares                               3,501,476     3,253,761           3,299,353      3,240,681
                                          ===========   ===========         ===========    ===========

 Per common share:
  Net income (loss) (1)                   $      0.03   $     (0.26)        $     (0.04)   $     (0.34)
                                          ===========   ===========         ===========    ===========

---------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.

                                                                                     Exhibit 11-page 2
------------------------------------------------------------------------------------------------------





COMPUTATION OF NET INCOME PER SHARE
------------------------------------------------------------------------------------------------------

                                                 Quarter Ended                  Nine Months Ended
                                        Sept. 30, 1995   Sept. 30, 1994  Sept. 30, 1995  Sept. 30, 1994
-------------------------------------------------------------------------------------------------------



FULLY DILUTED

Computation of income per common and
 common equivalent share:

Net income (loss)                         $    96,556   $  (842,675)   $  (143,614)   $(1,085,662)
                                          ===========   ===========    ===========    ===========

Average shares outstanding                  3,307,822     3,253,761      3,299,353      3,240,681

Add shares applicable to stock
 options & warrants (1)                       232,950          --             --             --

Add shares  applicable to stock options
& warrants prior to  conversion,  using
 average market price prior to
 conversion (1)                                 1,175          --             --             --

                                          -----------   -----------    -----------    -----------

 Total shares                               3,541,947     3,253,761      3,299,353      3,240,681
                                          ===========   ===========    ===========    ===========

 Per common share:
  Net income (loss) (1)                   $      0.03   $     (0.26)   $     (0.04)   $     (0.34)
                                          ===========   ===========    ===========    ===========

-------------------------------------------------------------------------------------------------------



(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.